EXHIBIT 5

July 21, 2025

GCI Liberty, Inc.

12300 Liberty Boulevard

Englewood, Colorado 80112

Re:	Registration Statement on Form S-8 for (i) 4,000,000 shares of the Series C GCI Group Common Stock, par value $0.01 per share, under the GCI Liberty, Inc. 2025 Omnibus Incentive Plan, and (ii) 168,760 shares of Series C GCI Group Common Stock, par value $0.01 per share, under the GCI Liberty, Inc. 2025 Transitional Stock Adjustment Plan.

Ladies and Gentlemen,

We have acted as special Nevada counsel to GCI Liberty, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). Such Registration Statement relates to the offering and sale of (i) 4,000,000 shares of the Company’s Series C GCI Group Common Stock, par value $0.01 per share (“Series C GCI Group Common Stock”), under the GCI Liberty, Inc. 2025 Omnibus Incentive Plan (as amended or restated from time to time, the “Omnibus Plan”) and (ii) 168,760 shares of Series C GCI Group Common Stock under the GCI Liberty, Inc. 2025 Transitional Stock Adjustment Plan (as amended or restated from time to time, the “Transitional Plan” and, together with the Omnibus Plan, the “Plans”). Such shares, issuable under the Plans and registered by the Registration Statement, are hereinafter referred to as the “Company Plan Shares.”

In connection with the filing of the Registration Statement, we have examined and relied upon originals or copies, certified to our satisfaction, of: (i) the Plans; (ii) the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof; (iii) records of proceedings of the board of directors and stockholder of the Company related to the Plans; (iv) the Registration Statement and exhibits thereto; and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

We assume that appropriate actions will be taken, prior to the offer and sale of the Company Plan Shares in accordance with the Plans, to register and qualify the Company Plan Shares for sale under all applicable state securities or “Blue Sky” laws.

Greenberg Traurig, LLP | Attorneys at Law 10845 Griffith Peak Drive | Suite 600 | Las Vegas, Nevada 89135 | T +1 702.792.3773 | F +1 702.792.9002

www.gtlaw.com

GCI Liberty, Inc.

July 21, 2025

Based upon the foregoing examination and assuming that the consideration, if any, required to be paid in connection with the issuance and sale of shares of Company Plan Shares under the applicable Plan is actually received by the Company as provided in such Plan, we are of the opinion that the Company Plan Shares, when and if issued under the applicable Plan, will be validly issued, fully paid and nonassessable.

This opinion is rendered solely in connection with the transactions covered hereby, is limited to the matters expressly stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

The opinion expressed herein are specifically limited to Chapters 75, 78 and 92A of the Nevada Revised Statutes, including the statutory provisions thereof as well as reported judicial decisions interpreting these laws, and are expressed only with respect to such laws as currently in effect. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

/s/ Greenberg Traurig, LLP

GREENBERG TRAURIG, LLP

Greenberg Traurig, LLP | Attorneys at Law
www.gtlaw.com